Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 31, 2012

American Natural Energy Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6100 South Yale - Suite 2010, Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 481-1440

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_]	Written communications pursuant to Rule 425 under the Securities Act

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to a Securities Purchase Agreement dated August 13, 2012 by and between American Natural Energy Corporation (the “Company”) and Palo Verde Acquisitions, LLC ("Palo Verde"), previously disclosed on the Company’s Form 8-K dated August 13, 2012, the Company sold to Palo Verde an additional $1,000,000 12% convertible debenture and additional warrants to purchase up to 10,000,000 shares of common stock of the Company at an exercise price of US$0.23 per share (such additional debenture and additional warrants, the "Additional Securities") for a total payment of an additional $1,000,000, with an effective date of December 31, 2012. Interest on the outstanding principal amount of the Palo Verde Debenture will accrue at a rate of 12% per annum, and is payable by the Company on a quarterly basis. At the Company's election, interest may be payable by the Company in shares of common stock of the Company in lieu of cash. The entire principal amount of the Palo Verde Debenture is due on December 31, 2014. The Company may not prepay any portion of the principal amount of the Palo Verde Debenture without the prior written consent of Palo Verde.

At any time prior to the payment of the Palo Verde Debenture in full, Palo Verde may elect, in its sole discretion, to convert all or part of the principal amount of the Palo Verde Debenture into shares of common stock of the Company at a conversion rate of US$0.10 per share of common stock. Notwithstanding the foregoing, Palo Verde may not convert any principal amount of the Palo Verde Debenture into common shares of the Company if, following such conversion, Palo Verde and its affiliates would own more than 19.9% of the number of shares of common stock of the Company then outstanding (the "Beneficial Ownership Limitation"). The same Beneficial Ownership Limitation applies to the exercise by Palo Verde of any Warrants. The Palo Verde Debenture contains customary adjustment provisions for certain corporate events, such as the payment of stock dividends and stock splits. The Palo Verde Debenture also contains customary events of default.

Item 3.02. Unregistered Sales of Equity Securities

The Description of the Palo Verde Debenture and the Warrants as set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein. The Palo Verde Debenture and the Warrants are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, Regulation S promulgated under the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering.

Item 7.01. Regulation F-D Disclosure

On January 8, 2013 we issued a press release announcing the sale of the final tranche of a series of Unsecured Convertible Debentures. The issuance of these Unsecured Convertible

Debentures was previously announced July 3, 2012 and has been approved by the TSX Venture Exchange.

Item 9.01. Financial Statements and Exhibits.

(d) The following Exhibit is furnished herewith:

99.1	Press Release dated January 8, 2013

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: January 9, 2013	By: /s/ Michael K. Paulk
Michael K. Paulk, President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 8, 2013